Exhibit 99.1

Seritage Growth Properties Reports Third Quarter 2021 Operating Results

New York – November 2, 2021– Seritage Growth Properties (NYSE: SRG) (the “Company”), a national owner and developer of 170 retail, residential and mixed-use properties today reported financial and operating results for the three and nine months ended September 30, 2021.

“In the third quarter of 2021, we continued the repositioning of our portfolio into three main business lines: residential developments, both in conjunction with best-in-class partners or led by our in-house team; premier mixed-use assets, including large-scale master planned projects; and multi-tenant retail destinations such as grocery-anchored shopping centers and NNN outparcels,” said Andrea Olshan, Chief Executive Officer and President. “We are particularly excited about our residential opportunities, where we have accelerated the development of roughly 420 acres across 30 sites utilizing our integrated platform. Our team is hard at work advancing our site diligence and rigorously pursuing all necessary entitlements. This in house effort is dual tracked with our residential joint venture developments, and we are excited to be opening the first of these projects in the fourth quarter of this year.”

“As we focus on executing our development and leasing plans, we will continue to evaluate all facets of our company to ensure Seritage is optimally positioned to drive maximum value creation for our shareholders,” Ms. Olshan continued. “As part of this evaluation process, we are engaged in conversations with both our current and potential future lenders as to how to best capitalize our portfolio going forward.”

Financial Highlights:

During the third quarter, the Company reported:

•
Net loss attributable to common shareholders of ($21.8) million, or ($0.50) per share
•
Total Net Operating Income (“Total NOI”) of $8.1 million
•
Funds from Operations (“FFO”) of ($27.7) million, or ($0.49) per share
•
As of September 30, 2021, the Company had cash on hand of $160.5 million, including $7.2 million of restricted cash

For the nine months ended September 30, 2021:

•
Net loss attributable to common shareholders of ($104.8) million, or ($2.50) per share
•
Total NOI of $25.1 million
•
FFO of ($80.4) million, or ($1.44) per share

Business Highlights

•
Generated $76.8 million of gross proceeds through disposition activity during the three months ended September 30, 2021 for total gross proceeds of $201.0 million year to date. The Company has additional asset sales under contract for anticipated gross proceeds of $224.4 million, subject to buyer diligence and closing conditions;
•
Closed on joint venture partnerships for the residential redevelopment of two properties located in West Covina, Calif. and Riverside, Calif. The Company contributed only the portion of the site slated for residential, or 66% of the acreage, to the joint venture at a value of $15.9 million (in aggregate), representing $21,300 per unit, and retained an 80% interest in each entity;
•
Signed four leases covering 101 thousand square feet in the third quarter at an average projected annual rent of $13.86 PSF; and,
•
Subsequent to quarter end, the Company signed new leases totaling 49 thousand square feet at a base rent of $18.42 PSF (47 thousand square feet at $17.57 at share). Additionally, the Company generated a leasing pipeline of over 350 thousand square feet (approximately 300 thousand square feet at share), of which approximately 120 thousand square feet are office tenants (approximately 60 thousand square feet at share), with the remainder primarily big box value retailers and other national tenants.

Financial Summary

The table below provides a summary of the Company’s financial results for the three months ended September 30, 2021:

(in thousands except per share amounts)	Three Months Ended
	September 30, 2021	June 30, 2021	September 30, 2020
Net loss attributable to Seritage common shareholders	$(21,759)	$(74,065)	$(51,278)
Net loss per diluted share attributable to Seritage common shareholders	(0.50)	(1.73)	(1.33)

Total NOI	8,075	7,553	5,979

FFO	(27,696)	(33,911)	(19,898)
FFO per diluted share	(0.49)	(0.61)	(0.36)

Company FFO	(24,909)	(29,305)	(25,093)
Company FFO per diluted share	(0.44)	(0.52)	(0.45)

For the quarter ended September 30, 2021:

•
Net loss attributable to common shareholders for the third quarter of 2021 includes net gains of $22.8 million, or $0.41 per share, as compared to a net loss of $(14.7) million, or ($0.26) per share, in the third quarter of 2020.
•
Total NOI for the third quarter of 2021 reflects the impact of property sales and the termination of the remaining Sears leases in the first quarter.

Total NOI is comprised of:

(in thousands)	Three Months Ended
Consolidated Properties	September 30, 2021
Multi-tenant retail	$11,395
Premier	(458)
Residential	(3,099)
Sell	(974)
Sold	492
Total	7,356
Unconsolidated Properties
Residential	50
Premier	132
Other joint ventures	537
Total	719
Total NOI	$8,075

•
Company FFO for the third quarter of 2021 includes net $2.9 million, or $0.05 per share, of charges for severance and restructuring costs.
•
The Company collected 97% of its billed rent and other recoverable expenses for the third quarter and deferred an additional 1%. The reduction in collections from the first quarter is due to a fitness tenant at one location.

As of September 30, 2021, the Company had cash on hand of $160.5 million, including $7.2 million of restricted cash. The Company expects to use these sources of liquidity, together with a combination of future sales and/or potential debt and capital markets transactions, to fund its operations and select development activity. The availability of funding from sales of assets, partnerships and credit or capital markets transactions is subject to various conditions, including the consent of the Company’s lender under its $1.6 billion term loan facility (the “Term Loan Facility”), and there can be no assurance that such transactions will be consummated.

Dispositions

During the three months ended September 30, 2021, the Company sold five properties, generating $76.8 million of gross proceeds. Of the third quarter transactions:

•
$5.1 million of gross proceeds were from vacant assets sold at $22.87 PSF. The sale of these assets eliminates $0.5 million of carrying costs.
•
$71.7 million of gross proceeds were from stabilized asset sales at a 5.6% blended in-place capitalization rate.

As of November 2, 2021, the Company had assets under contract for sale representing anticipated gross proceeds of $224.4 million, subject to buyer diligence and closing conditions. The Company intends to realize cumulative gross proceeds of more than $350.0 million in 2021 through its ongoing capital recycling program. Since Seritage began its capital recycling program in July 2017, the Company has raised approximately $1.3 billion of gross cash proceeds from the sale of wholly-owned properties or joint venture interests in 110 properties, plus outparcels at various properties.

Development Activity

During the nine months ended September 30, 2021, the Company invested $77.6 million in its consolidated development and operating properties and an additional $31.7 million into its unconsolidated entities, including $32.6 million and $10.4 million, respectively during the three months ended September 30, 2021.

Multi-Tenant Retail: During the nine months ended September 30, 2021, the Company invested $32.1 million in its multi-tenant retail properties. The last two multi-tenant retail development projects at Roseville, Calif. and Ft. Wayne, Ind. are slated for their grand openings in the fourth quarter of 2021 and third quarter of 2022, respectively, and the remaining capital expenditures in the multi-tenant retail portfolio are primarily comprised of tenant improvements. During the third quarter, the Company opened stores representing 115 thousand square feet and $1.9 million of annual base rent. In total, for the first nine months of 2021, the Company opened stores representing 347 thousand square feet and $5.5 million of annual base rent.

Premier Mixed-Use: During the third quarter of 2021, the Company completed the first phase of its infrastructure work at its Park Heritage project in Dallas, Texas, and expects to complete the second and final phase by the second quarter of 2022. This project is entitled for residential, office and retail, and the Company is in active negotiations with various tenants. During the nine months ended September 30, 2021, the Company invested $33.0 million in its premier mixed-use projects and contributed $3.2 million to its premier mixed-used projects held in unconsolidated entities.

Subsequent to quarter end, the Company announced that the first tenant in its inaugural premier redevelopment opened at The Collection at UTC in San Diego, Calif. The Company continues to believe it is on track to open its project in Aventura, Fla., (Miami MSA), in the fourth quarter of 2022.

Residential: During the third quarter of 2021, the Company closed on legacy joint venture partnerships for the residential redevelopment of two properties located in West Covina, Calif. and Riverside, Calif. The Company contributed only the residential portion of these projects, or 66% of the acreage, to the joint venture at a value of $15.9 million (in aggregate), representing $21,300 per unit, and retained an 80% interest in each entity. The Company expects to open its first residential joint venture project in the fourth quarter of 2021. During the nine months ended September 30, 2021, the Company invested $1.2 million in its consolidated residential properties and an additional $12.3 million into its residential unconsolidated joint ventures.

Leasing Results

The table below provides a summary of all signed leases as of September 30, 2021, including unconsolidated entities at the Company’s proportional share:

(in thousands except number of leases and per square foot metrics)

	Number of	Leased	% of Total	Annual Base	% of
Tenant	Leases	GLA	Leased GLA	Rent ("ABR")	Total ABR	ABR PSF
In-place diversified leases	255	5,673	82.2%	$92,105	76.4%	$16.24
SNO diversified leases (1)	71	1,226	17.8%	28,527	23.6%	23.27
Total diversified leases	326	6,899	100.0%	$120,632	100.0%	$17.49

(1)
SNO = signed not yet opened leases.

Multi-tenant Retail: The Company has 3.5 million leased square feet and 560 thousand square feet signed but not opened. With occupancy at 82%, the Company has 897 thousand square feet available for lease. During the three months ended September 30, 2021, the Company signed new leases at its retail properties totaling 96 thousand square feet at an average base rent of $13.11 PSF.

Additionally, the Company generated a leasing pipeline of over 200 thousand square feet comprised of big box value retailers and other national tenants.

Premier Mixed-Use: The Company has three premier mixed-use projects in the active leasing stage. In addition, for the office components of its mixed-use projects, the Company plans to sign leases prior to construction. As of September 30, 2021, the Company has 59 thousand leased square feet (47 thousand at share), 166 thousand square feet signed but not opened (157 thousand at share), and 389 thousand square feet available for lease (246 thousand at share). Additionally, the Company generated a leasing pipeline of approximately 150 thousand square feet (73 thousand at share).

The table below provides a reconciliation of SNO leases from June 30, 2021 to September 30, 2021, including unconsolidated entities at the Company’s proportional share:

(in thousands except number of leases and per square foot metrics)

(in thousands except number of leases and PSF data)	Number of			Annual
	SNO Leases	GLA	ABR	Rent PSF
As of June 30, 2021	83	1,349	$32,339	$23.97
Opened	(14)	(208)	(3,793)	18.26
Sold / Contributed to JVs / terminated	(2)	(50)	(1,025)	20.50
Signed (1)	4	135	1,006	7.44
As of September 30, 2021	71	1,226	$28,527	$23.27

(1)
One signed lease is at a property the Company expects to sell.

During the three months ended September 30, 2021, the majority of the $1.0 million of SNO leases that were sold, contributed to unconsolidated entities or terminated were comprised of leases opportunistically terminated, or expected to be terminated, at the Company’s option to either mitigate tenant exposure risk or retain the space to execute on what we believe is a more accretive plan.

Dividends

On July 27, 2021, the Company’s Board of Trustees declared a preferred stock dividend of $0.4375 per each Series A Preferred Share. The preferred dividend was paid on October 15, 2021 to holders of record on September 30, 2021.

On October 26, 2021, the Company’s Board of Trustees declared a preferred stock dividend of $0.4375 per each Series A Preferred Share. The preferred dividend will be payable on January 14, 2022 to holders of record on December 31, 2021.

The Company’s Board of Trustees does not expect to declare dividends on its common shares in 2021 unless required to do so to maintain REIT status.

Supplemental Report

A Supplemental Report will be available in the Investors section of the Company’s website, www.seritage.com.

COVID-19 Pandemic

The Coronavirus (“COVID-19”) pandemic has caused and continues to cause significant impacts on the real estate industry in the United States, including the Company’s properties.

As a result of the development, fluidity and uncertainty surrounding this situation, the Company expects that these conditions may change, potentially significantly, in future periods and results for the three and nine months ended September 30, 2021 may not be indicative of the impact of the COVID-19 pandemic on the Company’s business for future periods. As such, the Company cannot reasonably estimate the impact of COVID-19 on its financial condition, results of operations or cash flows over the foreseeable future.

Non-GAAP Financial Measures

The Company makes reference to NOI, Total NOI, FFO and Company FFO which are financial measures that include adjustments to accounting principles generally accepted in the United States (“GAAP”).

None of NOI, Total NOI, FFO or Company FFO, are measures that (i) represent cash flow from operations as defined by GAAP; (ii) are indicative of cash available to fund all cash flow needs, including the ability to make distributions; (iii) are alternatives to cash flow as a measure of liquidity; or (iv) should be considered alternatives to net income (which is determined in accordance with GAAP) for purposes of evaluating the Company’s operating performance. Reconciliations of these measures to the respective GAAP measures the Company deems most comparable have been provided in the tables accompanying this press release.

Net Operating Income ("NOI”) and Total NOI

NOI is defined as income from property operations less property operating expenses. Other REITs may use different methodologies for calculating NOI, and accordingly the Company’s depiction of NOI may not be comparable to other REITs. The Company believes NOI provides useful information regarding Seritage, its financial condition, and results of operations because it reflects only those income and expense items that are incurred at the property level.

The Company also uses Total NOI, which includes its proportional share of unconsolidated properties. This form of presentation offers insights into the financial performance and condition of the Company as a whole given the Company’s ownership of unconsolidated properties that are accounted for under GAAP using the equity method.

The Company also considers NOI and Total NOI to be a helpful supplemental measure of its operating performance because it excludes from NOI variable items such as termination fee income, as well as non-cash items such as straight-line rent and amortization of lease intangibles.

Funds from Operations ("FFO") and Company FFO

FFO is calculated in accordance with NAREIT which defines FFO as net income computed in accordance with GAAP, excluding gains (or losses) from property sales, real estate related depreciation and amortization, and impairment charges on depreciable real estate assets. The Company considers FFO a helpful supplemental measure of the operating performance for equity REITs and a complement to GAAP measures because it is a recognized measure of performance by the real estate industry.

The Company makes certain adjustments to FFO, which it refers to as Company FFO, to account for certain non-cash and noncomparable items, such as termination fee income, severance and restructuring costs, unrealized loss on interest rate cap, litigation charges, acquisition-related expenses, amortization of deferred financing costs and certain up-front-hiring costs, that it does not believe are representative of ongoing operating results.

Forward-Looking Statements

This document contains forward-looking statements within the meaning of the federal securities laws. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “may,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” or “potential” or the negative of these words and phrases or similar words or phrases that are predictions of or indicate future events or trends and that do not relate solely to historical matters. Forward-looking statements involve known and unknown risks, uncertainties, assumptions and contingencies, many of which are beyond the company’s control, which may cause actual results to differ significantly from those expressed in any forward-looking statement. Factors that could cause or contribute to such differences include, but are not limited to: declines in retail, real estate and general economic conditions; the impact of the COVID-19 pandemic on the business of the Company’s tenants and business, income, cash flow, results of operations, financial condition, liquidity, prospects, ability to service the Company’s debt obligations and ability to pay dividends and other distributions to shareholders, the Company’s historical exposure to Sears Holdings and the effects of its previously announced bankruptcy filing; the litigation filed against us and other defendants in the Sears Holdings adversarial proceeding pending in bankruptcy court; risks relating to redevelopment activities; contingencies to the commencement of rent under leases; the terms of the Company’s indebtedness; restrictions with which the Company is required to comply in order to maintain REIT status and other legal requirements to which the Company is subject; failure to achieve expected occupancy and/or rent levels within the projected time frame or at all; the impact of ongoing negative operating cash flow on the Company’s ability to fund operations and ongoing development; the Company’s ability to access or obtain sufficient sources of financing to fund the Company’s liquidity needs; the Company’s relatively limited history as an operating company; and environmental, health, safety and land use laws and regulations. For additional discussion of these and other applicable risks, assumptions and uncertainties, see the “Risk Factors” and forward-looking statement disclosure contained in the Company’s filings with the Securities and Exchange Commission, including the Company’s annual report on Form 10-K for the year ended December 31, 2020. While the Company believes that its forecasts and assumptions are reasonable, the Company cautions that actual results may differ materially. The Company intends the forward-looking statements to speak only as of the time made and do not undertake to update or revise them as more information becomes available, except as required by law.

About Seritage Growth Properties

Seritage is principally engaged in the ownership, development, redevelopment, management and leasing of diversified and mixed-use properties throughout the United States. As of September 30, 2021, the Company’s portfolio consisted of interests in 170 properties comprised of approximately 10.0 million square feet of GLA or build-to-suit leased area (approximately 8.0 million at share), approximately 4.0 million of which is held by unconsolidated entities (approximately 2.0 million at share), approximately 600 acres held for or under development and approximately 10.0 million square feet of GLA or approximately 850 acres to be disposed of.

Contact

Seritage Growth Properties

(212) 355-7800

IR@Seritage.com

Seritage Growth Properties

CONDENSED Consolidated Balance SheetS

(In thousands, except share and per share amounts)

(Unaudited)

	September 30, 2021	December 31, 2020
ASSETS
Investment in real estate
Land	$516,488	$592,770
Buildings and improvements	999,343	1,107,532
Accumulated depreciation	(159,347)	(142,206)
	1,356,484	1,558,096
Construction in progress	390,443	352,776
Net investment in real estate	1,746,927	1,910,872
Real estate held for sale	12,273	1,864
Investment in unconsolidated entities	464,244	457,033
Cash and cash equivalents	153,378	143,728
Restricted cash	7,150	6,526
Tenant and other receivables, net	27,499	46,570
Lease intangible assets, net	15,970	18,595
Prepaid expenses, deferred expenses and other assets, net	67,265	63,755
Total assets (1)	$2,494,706	$2,648,943

LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities
Term Loan Facility, net	$1,599,226	$1,598,909
Sales-leaseback financing obligations	20,613	20,425
Accounts payable, accrued expenses and other liabilities	123,178	146,882
Total liabilities (1)	1,743,017	1,766,216

Commitments and contingencies (Note 9)

Shareholders' Equity
Class A common shares $0.01 par value; 100,000,000 shares authorized; 43,631,345 and 38,896,428 shares issued and outstanding as of September 30, 2021 and December 31, 2020, respectively	436	389
Series A preferred shares $0.01 par value; 10,000,000 shares authorized; 2,800,000 shares issued and outstanding as of September 30, 2021 December 31, 2020; liquidation preference of $70,000	28	28
Additional paid-in capital	1,240,311	1,177,260
Accumulated deficit	(625,491)	(528,637)
Total shareholders' equity	615,284	649,040
Non-controlling interests	136,405	233,687
Total equity	751,689	882,727
Total liabilities and shareholders' equity	$2,494,706	$2,648,943

(1) The Company's condensed consolidated balance sheets include assets and liabilities of consolidated variable interest entities ("VIEs"). See Note 2. The condensed consolidated balance sheets, as of September 30, 2021, include the following amounts related to our consolidated VIEs, excluding the Operating Partnership: $6.6 million of land, $3.9 million of building and improvements, $(0.9) million of accumulated depreciation and $4.3 million of other assets included in other line items. The Company's condensed consolidated balance sheets as of December 31, 2020, do not include assets and liabilities of consolidated variable interest entities.

Seritage Growth Properties

CONDENSED Consolidated Statements of OPERATIONS

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
REVENUE
Rental income	$28,819	$33,966	$87,560	$88,724
Management and other fee income / (expense)	184	(259)	598	119
Total revenue	29,003	33,707	88,158	88,843
EXPENSES
Property operating	11,585	11,154	33,514	30,152
Real estate taxes	8,542	9,487	27,758	28,096
Depreciation and amortization	13,159	23,647	39,629	81,446
General and administrative	8,780	11,203	32,002	29,267
Total expenses	42,066	55,491	132,903	168,961
Gain / (loss) on sale of real estate, net	22,774	(14,706)	65,079	59,959
Impairment of real estate assets	(3,814)	(14,594)	(70,053)	(16,407)
Equity in loss of unconsolidated entities	(5,535)	(335)	(9,024)	(2,551)
Interest and other income	48	1,986	8,202	2,460
Interest expense	(26,721)	(22,742)	(81,847)	(66,400)
Loss before taxes	(26,311)	(72,175)	(132,388)	(103,057)
Provision for taxes	(38)	(226)	(198)	(215)
Net loss	(26,349)	(72,401)	(132,586)	(103,272)
Net loss attributable to non-controlling interests	5,815	22,348	31,492	32,627
Net loss attributable to Seritage	$(20,534)	$(50,053)	$(101,094)	$(70,645)
Preferred dividends	(1,225)	(1,225)	(3,675)	(3,675)
Net loss attributable to Seritage common shareholders	$(21,759)	$(51,278)	$(104,769)	$(74,320)

Net loss per share attributable to Seritage Class A common shareholders - Basic	$(0.50)	$(1.33)	$(2.50)	$(1.95)
Net loss per share attributable to Seritage Class A common shareholders - Diluted	$(0.50)	$(1.33)	$(2.50)	$(1.95)
Weighted average Class A common shares outstanding - Basic	43,631	38,645	41,976	38,172
Weighted average Class A common shares outstanding - Diluted	43,631	38,645	41,976	38,172

Reconciliation of Net Loss to NOI and Total NOI (in thousands)

	Three Months Ended			Nine Months Ended September 30,
NOI and Total NOI	September 30, 2021	June 30, 2021	September 30, 2020	2021	2020
Net loss	$(26,349)	$(95,304)	$(72,401)	$(132,586)	$(103,272)
Termination fee income	(379)	—	(5,300)	(2,990)	(6,290)
Management and other fee (income) / expense	(184)	(279)	259	(598)	(119)
Depreciation and amortization	13,159	13,328	23,647	39,629	81,446
General and administrative expenses	8,780	11,990	11,203	32,002	29,267
Equity in loss of unconsolidated entities	5,535	2,327	335	9,024	2,551
(Gain) / loss on sale of real estate, net	(22,774)	(18,097)	14,706	(65,079)	(59,959)
Impairment of real estate assets	3,814	64,539	14,594	70,053	16,407
Interest and other income	(48)	(530)	(1,986)	(8,202)	(2,460)
Interest expense	26,721	28,976	22,742	81,847	66,400
Provision for income taxes	38	298	226	198	215
Straight-line rent / (expense)	(1,005)	(1,238)	(1,774)	(2,033)	3,621
Above/below market rental (income) / expense	48	102	(1,541)	111	(1,677)
NOI	$7,356	$6,112	$4,710	$21,376	$26,130
Unconsolidated entities
Net operating income of unconsolidated entities	666	1,646	1,481	4,749	4,297
Straight-line rent	(272)	(168)	(136)	(576)	(407)
Above/below market rental (income) / expense	181	(29)	(76)	119	(616)
Termination fee (income) / expense	144	(9)	—	(607)	(293)
Total NOI	$8,075	$7,553	$5,979	$25,061	$29,111

Reconciliation of Net Loss to FFO and Company FFO (in thousands)

	Three Months Ended			Nine Months Ended September 30,
FFO and Company FFO	September 30, 2021	June 30, 2021	September 30, 2020	2021	2020
Net income / (loss)	$(26,349)	$(95,304)	$(72,401)	$(132,586)	$(103,272)
Real estate depreciation and amortization (consolidated properties)	12,781	12,959	23,158	38,496	79,946
Real estate depreciation and amortization (unconsolidated entities)	3,971	3,217	1,270	10,354	5,711
(Gain) / loss on sale of real estate	(22,774)	(18,097)	14,706	(65,079)	(59,959)
Impairment of real estate assets	3,814	64,539	14,594	70,053	16,407
Loss on disposition of real estate (unconsolidated entities)	2,086	—	—	2,086	—
Dividends on preferred shares	(1,225)	(1,225)	(1,225)	(3,675)	(3,675)
FFO attributable to common shareholders and unitholders	$(27,696)	$(33,911)	$(19,898)	$(80,351)	$(64,842)
Termination fee income	(379)	—	(5,300)	(2,990)	(6,290)
Termination fee income (unconsolidated entities)	144	(9)	—	(607)	(293)
Amortization of deferred financing costs	105	106	105	317	316
Severance and restructuring costs	2,891	2,196	—	5,087	425
Mortgage recording costs	26	2,313	—	2,339	—
Company FFO attributable to common shareholders and unitholders	$(24,909)	$(29,305)	$(25,093)	$(76,205)	$(70,684)

FFO per diluted common share and unit	$(0.49)	$(0.61)	$(0.36)	$(1.44)	$(1.16)
Company FFO per diluted common share and unit	$(0.44)	$(0.52)	$(0.45)	$(1.36)	$(1.27)

Weighted Average Common Shares and Units Outstanding
Weighted average common shares outstanding	43,631	42,772	38,645	41,976	38,172
Weighted average OP units outstanding	12,355	13,191	17,255	13,978	17,694
Weighted average common shares and units outstanding	55,986	55,963	55,900	55,954	55,866